UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 26, 2022

AULT DISRUPTIVE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41171	86-2279256
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ADRT	NYSE American
Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50	ADRTW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously reported in a Form 12b-25 Notification of Late Filing filed by Ault Disruptive Technologies Corporation (the “Company”) on August 15, 2022, the Company was delayed in filing with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the period ended June 30, 2022 (the “Form 10-Q”) without unreasonable effort or expense.

On August 23, 2022, in accordance with standard procedures related to the delayed filing of the Form 10-Q with the SEC, the Company received a notice of noncompliance (the “Notice”) from NYSE American LLC (“NYSE American”, or the “Exchange”) stating that the Company is subject to the procedures and requirements set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”). The Company Guide provides the Company with five (5) days from the date of the Notice to (a) contact the Exchange to discuss the status of the Form 10-Q and (b) issue a press release disclosing the occurrence of the filing delinquency, the reason therefor, and, if known, the anticipated date on which the Form 10-Q will be filed.

The Company regained compliance with the NYSE American continued listing requirements as a result of filing the Form 10-Q later on August 23, 2022. Consequently, the Notice will have no effect on the listing or trading of the Company's securities on the Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT DISRUPTIVE TECHNOLOGIES CORPORATION

Dated: August 26, 2022	/s/ Henry Nisser

Henry Nisser President and General Counsel